UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 19, 2021

(Date of earliest event reported)

FEDNAT HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Supplemental Indenture for 2029 Notes

On April 19, 2021, FedNat Holding Company (the “Company”) entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) dated April 19, 2021, between the Company and The Bank of New York Mellon (“BNYM”), which supplements that certain Indenture dated March 5, 2019 (the “Base Indenture”) between the Company and BNYM, in its capacities as Trustee, Paying Agent, and Registrar, as supplemented by the First Supplemental Indenture dated March 5, 2020 between the Company and BNYM (the “First Supplemental Indenture” and together with the Base Indenture, the “2019 Indenture”), which governs the Company’s Senior Unsecured Notes due 2029 (the “2029 Notes”).

The Second Supplemental Indenture modifies the 2019 Indenture by (i) increasing the maximum permitted debt-to-capital ratio resulting from the incurrence of additional indebtedness from 35% to 60%, (ii) amending the “Limitation on Restricted Payments” covenant in the 2019 Indenture to reduce the maximum debt-to-capital ratio to permit “Restricted Payments” (as defined in the 2019 Indenture) from 35% to 20%, and (iii) in lieu of a consent fee, increasing the interest rate payable on the 2029 Notes by 0.25% to 7.75% per annum, commencing on March 15, 2021, with the first such increased interest payment being made on the next regularly scheduled payment date.

The description of the Second Supplemental Indenture set forth above is only a summary of certain provisions and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Convertible Senior Unsecured Notes due 2026

On April 20, 2021, the Company closed an offering of $21.0 million in aggregate principal amount of Convertible Senior Unsecured Notes due 2026 (the “Convertible Notes”). The Convertible Notes were issued pursuant to an Indenture dated as of April 19, 2021 (the “2021 Indenture”) between the Company and BNYM, as Trustee, Paying Agent, Registrar and Conversion Agent. The Convertible Notes were offered and sold pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), solely to institutional investors that are qualified institutional buyers (the “Note Purchasers”). This offering is part of an authorization by the Company’s Board of Directors to offer and issue from time to time up to $35.0 million of Convertible Notes under the 2021 Indenture.

The Company will use the net proceeds of this offering for general corporate purposes, including to provide additional liquidity in its holding company to be available for future capital contributions to its insurance company subsidiaries, if necessary.

The Convertible Notes mature on April 19, 2026 and bear interest at a fixed rate of 5.0% per year, payable in cash on April 15 and October 15.

The Convertible Notes are convertible into shares of the Company’s Common Stock at an initial conversion rate of 166.6667 shares per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of $6.00 per share of Common Stock, an approximately 33% premium to the closing price of the Common Stock on April 19, 2021. The conversion rate is subject to adjustment upon the occurrence of certain pro rata capital events, such as stock splits or dividends. The Convertible Notes are convertible at the option of the holder at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Convertible Notes.

The Convertible Notes are not redeemable at the option of the Company.

If a change in control of the Company, as defined in the 2021 Indenture, occurs, the holders of the Convertible Notes will have the right to require the Company to purchase all or a portion of their Convertible Notes at a price in cash equal to 101% of the principal amount thereof, plus any accrued but unpaid interest to, but excluding, the date of purchase.

The Convertible Notes are senior unsecured obligations of the Company and rank equally with the 2029 Notes and other future senior unsecured indebtedness of the Company. The 2021 Indenture includes customary covenants and events of default. Among other things, the covenants restrict the ability of the Company and its subsidiaries to incur additional indebtedness or make restricted payments, including dividends, require the Company to maintain certain levels of reinsurance coverage while the Convertible Notes remain outstanding, and maintain certain financial covenants. These covenants are subject to important exceptions and qualifications set forth in the 2021 Indenture. Principal and interest on the Convertible Notes are subject to acceleration in the event of certain events of default, including automatic acceleration upon certain bankruptcy-related events.

In connection with the issuance of the Convertible Notes, the Company entered into Registration Rights Agreements (the “Registration Rights Agreements”) with each of the Note Purchasers pursuant to which the Company has agreed to take steps, within certain time periods specified in the Registration Rights Agreements, to file a shelf registration statement with the U.S. Securities and Exchange Commission relating to the resale of the shares of the Company’s Common Stock to be issued upon the conversion of the Convertible Notes.

The descriptions of the 2021 Indenture, Convertible Note and Registration Rights Agreements set forth above are only summaries of certain provisions and are qualified in their entirety by reference to the full text thereof, which are attached as Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release announcing the closing of its offering of the Convertible Notes is attached to this Current Report on Form 8-K as Exhibit 99.1, which shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01	Other Events.

On April 14, 2021, the Company closed on the sale of an additional 100,650 shares of Common Stock in connection with the partial exercise of the underwriter’s overallotment option granted in the Company’s March 2021 public offering. These additional shares were sold to the underwriter at the price to the public of $4.75 per share, resulting in additional net proceeds to the Company, net of the underwriting discount, of approximately $449,000.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

4.1	Second Supplemental Indenture dated April 19, 2021 between FedNat Holding Company and The Bank of New York Mellon, as Trustee

4.2	Indenture dated April 19, 2021 between FedNat Holding Company and The Bank of New York Mellon, as Trustee, Paying Agent, and Registrar

4.3	Form of Convertible Senior Unsecured Note due 2026

10.1	Form of Registration Rights Agreement dated April 19, 2021 between FedNat Holding Company and the note purchasers

99.1	FedNat Holding Company Press Release dated April 20, 2021

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: April 20, 2021	By:	/s/ Ronald A. Jordan
	Name:	Ronald A. Jordan
	Title:	Chief Financial Officer (Principal Financial Officer)